Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 21, 2012 with respect to the consolidated balance sheet of NorthStar Real Estate Income II, Inc. contained in the Registration Statement and Preliminary Prospectus.  We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus on Form S-11, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

New York, New York
December 21, 2012